Exhibit 99.1

ProPhase Labs Reports Fourth Quarter and Full Year 2020 Financial Results

Recent Acquisition of Digital COVID-19 Vaccination and Testing “Passport”

Transforms the Company’s Portal Into a Universal Digital Certificate Solution and

Uniquely Positions Company for Re-Opening Phase of Pandemic

Management to Host Conference Call Today at 4:30 p.m. ET

GARDEN CITY, NY – March 31, 2021 – ProPhase Labs, Inc. (NASDAQ: PRPH), a diversified medical science and technology company, today reported its financial and operational results for the fourth quarter and full year ended December 31, 2020.

Key Fourth Quarter 2021 and Subsequent Operational Highlights

●	Acquired the “VaccTrack” suite of digital solutions that provide secure and reliable certification of a user’s vaccination and Covid-19 testing results.

○	New reporting app simplifies documentation of user vaccination and Covid-19 testing status and enables clear and easy access to:

■	Air travel;

■	Rail/bus travel; and

■	Concert and sporting events.

●	Began new saliva-based, viral RT-PCR multiplex-testing as a laboratory developed test (LDT) classification. Emergency use authorization (EUA) applications were filed and confirmed by the U.S. Food and Drug administration (FDA) for its two new testing methodologies. Testing integrates the Spectrum Solutions saliva self-collection system with a new, advanced multiplex qPCR platform for the simultaneous RNA detection of not only SARS-CoV-2 (COVID-19) but also COVID-19 viral mutations, as well as Influenza A, B, and more.

●	Surpassed its initial testing goals and successfully ramped up its COVID-19 testing business as planned.

●	In addition to its first CLIA lab in Old Bridge, NJ, the Company’s new 25,000 square foot facility in Garden City, New York is now open and fully operational and accepting orders. The new lab features state-of-the-art technology and offers a wide range of laboratory testing services for diagnosis, screening and evaluation of diseases, including COVID-19 and Respiratory Pathogen Panel Molecular tests. The two labs combined have the equipment and infrastructure necessary to provide capacity of up to 60,000 tests per day.

●	By December 31, 2020 the Company surpassed all previously announced short term goals, processing 1,500 COVID-19 tests per day based on an average 5-day work week.

●	Achieved approximately 2,500 tests per day in January 2021. February 2021 testing activity was muted primarily due to extreme weather-conditions, which shut down one of the Company’s largest partner’s key testing centers throughout the Southwest. Total testing in first quarter 2021 still averaged just under 2,000 tests per day as new customer accounts continue to build weekly.

●	Recent activity and customer requests for future testing are robust. Indications suggest a significant uptick in April testing and going forward. Key prospects include:

○	Company’s three largest customers have all indicated a significant anticipated increase in testing by mid-April. This includes the anticipated re-opening of key testing centers in the Southwest.

○	Company is already testing in more than 75 schools. Given recent government initiatives, significant opportunities are being presented regularly to continue to grow the education vertical – Elementary, Middle and High Schools.

○	The ongoing re-opening phase with respect to air travel, entertainment and sporting events, weddings, etc.

●	In January 2021, closed a public offering of common stock for gross proceeds of $37.5 million and a registered direct offering of common stock and warrants for gross proceeds of $5.5 million.

Full Year 2020 Operational Highlights

●	Completed the acquisition of Confucius Plaza Medical Laboratory Corp., a Clinical Laboratory Improvement Amendments (CLIA) accredited laboratory headquartered in Old Bridge, New Jersey. The approximately 4,000 square feet lab provides a wide range of testing for diagnosis, screening and evaluation of diseases, including COVID-19 and Respiratory Pathogen Panel (RPP) Molecular tests. The lab is owned by the Company’s subsidiary, ProPhase Diagnostics, Inc., which was formed to aggregate medical testing business opportunities and expand the lab’s capabilities and capacity.

●	Engaged an industry expert to advise on possible acquisition of CLIA accredited labs certified for COVID-19 and other testing.

●	Engaged international investor relations specialists MZ Group to lead a comprehensive strategic investor relations and financial communications program across all key markets.

Management Commentary

“2020 was a truly transformative year for our company with the launch of our highly successful diagnostics services business, ProPhase Diagnostics,” said Ted Karkus, CEO of ProPhase Labs. “Combined with our contract manufacturing and dietary supplement businesses, 2020 provided record revenues and exceeded our goals to scale and expand our business.”

“During the fourth quarter of 2020 we expanded distribution of our lead dietary supplement, Legendz XL®, into Walmart and CVS, in addition to Walgreens, Rite-Aid and other FDM (Food, Drug and Mass) retailers. We achieved a critical mass of distribution and intend to accelerate our television, radio and social media advertising to further grow our brands. Given this significant additional distribution, we are projecting a positive outlook for our dietary supplement business in 2020.”

“In the fourth quarter of 2020 we also transitioned our focus to the pandemic and the testing market opportunities arising from it, engaging an industry expert to advise us on acquiring one or more CLIA accredited laboratories suitable for COVID-19 and other testing. We created a wholly-owned subsidiary, ProPhase Diagnostics, Inc. to aggregate the medical testing business we identified.”

“We subsequently completed the acquisition of a CLIA lab headquartered in Old Bridge, New Jersey which provides a wide range of laboratory testing for diagnosis, screening and evaluation of diseases, including COVID-19 and Respiratory Pathogen Panel RPP Molecular tests. On this success, we opened a second 25,000 square foot facility in Garden City, New York. This lab is also validated for the widely distributed Spectrum Solutions saliva collection COVID-19 test kit. Our Garden City, New York lab is fully operational and accepting orders. The two labs combined have the equipment and infrastructure necessary to provide capacity of up to 60,000 tests per day, exceeding our initial ramp up goals. Our two lab facilities experienced a run-rate of 2,500 tests per day in January, had a temporary decline in February primarily due to poor weather conditions, which shutdown several of our largest customer’s key testing centers. With our efficient processing, highly competitive pricing and ability to report test results, in most cases within 24 hours, we continue to see significant demand for our testing services. Current indications from our three largest customers as well as from numerous additional customers suggest a significant increase in testing in the second quarter of 2021.”

“Our financial position continued to improve in 2020. Working capital increased to $9.2 million as of December 31, 2020 from $9.0 million as of December 31, 2019. In January 2021, we closed a public offering of common stock for gross proceeds of $37.5 million and a registered direct offering of common stock and warrants for gross proceeds of $5.5 million. We believe that we have ample working capital for all of our current and projected needs related to the build out of our CLIA lab testing services.”

“Looking ahead into 2021, our goal is to grow our testing revenues quarter to quarter,” said Mr. Karkus. “Because there are such favorable dynamics in this industry, and significant interest in lab testing services, we are also pursuing additional CLIA labs that will diversify our testing services, either by acquisition or by building an additional facility, or both. We look forward to sharing our ongoing milestones with our shareholders,” concluded Karkus.”

Fourth Quarter and Full Year 2020 Financial Results

Revenue for the year ended December 31, 2020 totaled $14.5 million of which $5.2 million, or 36% was earned in the fourth quarter. This compares to revenues of $9.9 million for the year ended December 31, 2019, of which $3.1 million was earned in the fourth quarter. The increase in sales was primarily driven by an increase in contract manufacturing net sales as a result of increased third party customer orders and the new revenue from our lab diagnostic services business.

Gross profit for the year ended December 31, 2020 was $4.6 million, of which the fourth quarter contributed $1.9 million, compared to gross profit for the year ended December 31, 2019 of $2.6 million, of which the fourth quarter contributed $1.0 million. For fiscal year 2020, gross margin was 31.8% as compared to 26.5% for fiscal year 2019.

Total operating expenses for the year ended December 31, 2020 were $8.6 million, of which $4.5 million were incurred in the fourth quarter. Total operating expenses for the year ended December 31, 2019 totaled $5.9 million. The increase was due primarily to additional marketing expenses associated with our consumer products business and the new lab diagnostic services business, professional and legal fees and product research expenses.

Cash used in operating activities for the year ended December 31, 2020 totaled $2.6 million, compared to $0.8 million used in the year ended December 31, 2019. Cash used in operating activities totaled $2.0 million for the fourth quarter of 2020, as compared to $0.4 million in the fourth quarter of 2019.

The Company incurred a net loss for the year ended December 31, 2020 of $2.1 million, or ($0.18) per share, compared to a net loss of $3.1 million, or ($0.27) per share, for the full year 2019. For the fiscal year 2020, the Company also recognized income from discontinued operations of $0.2 million, or $0.02 per share.

Cash totaled $6.8 million at December 31, 2020, as compared to $10.9 million at September 30, 2020 and $0.4 million at December 31, 2019. In January 2021, the Company completed a public offering of shares of common stock for gross proceeds of $37.5 million and a registered direct offering of common stock and warrants for gross proceeds of $5.5 million.

Fourth Quarter and Full Year 2020 Results Conference Call

ProPhase Labs’ CEO and Chairman of the Board of Directors, Ted Karkus, will host the conference call, followed by a question and answer period.

To access the call, please use the following information:

Date:	Wednesday, March 31, 2021
Time:	4:30 p.m. Eastern time, 1:30 p.m. Pacific time
Toll-free dial-in number:	1-877-407-0784
International dial-in number:	1-201-689-8560
Conference ID:	13717366

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact MZ Group at 1-949-491-8235.

The conference call will be broadcast live and available for replay at http://public.viavid.com/index.php?id=143875 and via the investor relations section of the Company’s website at www.ProPhaseLabs.com.

A replay of the conference call will be available after 7:30 p.m. Eastern time through April 14, 2021.

Toll-free replay number:	1-844-512-2921
International replay number:	1-412-317-6671
Replay ID:	13717366

About ProPhase Labs

ProPhase Labs (NASDAQ: PRPH) is a diversified medical science and technology company. The Company’s laboratory testing subsidiary, ProPhase Diagnostics, offers SARS-CoV-2 (COVID-19) and COVID-19 viral mutation PCR tests through both saliva and nasal swab methods at its CLIA certified laboratories. Critical to Covid testing, results are typically provided in under 24 hours. ProPhase Diagnostics also provides Respiratory Pathogen Panel (RPP) Molecular tests including Influenza A and B and others. Prophase Labs researches, develops, manufactures, distributes, markets and sells OTC consumer healthcare products and dietary supplements, including dietary supplements under the TK Supplements® brand. The Company actively pursues strategic investments and acquisition opportunities for other companies, technologies and products. For more information, visit www.ProPhaseLabs.com.

Forward Looking Statements

Except for the historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated growth of our dietary supplements business in 2021, our COVID-19 testing projections for the remainder of 2021, our ability to grow testing revenues, our plans to pursue additional labs, the continued interest in lab testing services generally, and our ability to satisfy near-term working capital needs. Management believes that these forward-looking statements are reasonable as and when made. However, such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those projected in the forward-looking statements. These risks and uncertainties include but are not limited to the scale, scope and duration of the COVID-19 pandemic, consumer demand for our lab processing services, the competitive environment, challenges relating to entering into new business lines, the failure to obtain and maintain certain regulatory approvals, our ability to continue to ramp up our labs’ testing capacity and execute on our business plan, and the risk factors listed from time to time in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and any other SEC filings.

Investor Contact
Chris Tyson
Managing Director
MZ Group - MZ North America
949-491-8235
PRPH@mzgroup.us
www.mzgroup.us

PROPHASE LABS, INC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	December 31,	December 31,
	2020	2019
ASSETS
Current assets
Cash and cash equivalents	$6,816	$434
Marketable debt securities, available for sale	1,639	926
Escrow receivable	-	4,812
Accounts receivable, net	3,155	2,010
Inventory, net	3,039	1,459
Prepaid expenses and other current assets	1,238	304
Total current assets	15,887	9,945

Property, plant and equipment, net of accumulated depreciation of $5,021 and $6,252, respectively	3,578	2,329
Secured promissory note receivable, net	2,750	-
Prepaid expenses, net of current portion	2,084	-
Right-of-use asset, net	4,731	-
Intangible asset, net of accumulated amortization of $73	1,234	-
Goodwill	901	-
Other assets	240	-
TOTAL ASSETS	$31,405	$12,274

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$3,771	$432
Accrued advertising and other allowances	463	92
Lease liabilities	329	-
Other current liabilities	1,731	409
Total current liabilities	6,294	933

Non-current liabilities:
Deferred revenue, net of current portion	162	110
Unsecured convertible promissory notes, net	9,991	-
Lease liabilities, net of current portion	4,402	-
Total non-current liabilities	14,555	110
Total liabilities	20,849	1,043

COMMITMENTS AND CONTINGENCIES

Stockholders’ equity
Preferred stock authorized 1,000,000, $.0005 par value, no shares issued	-	-
Common stock authorized 50,000,000, $.0005 par value, issued 28,256,275 and 28,225,615 shares, respectively	14	14
Additional paid-in capital	61,674	60,215
Accumulated deficit	(3,631)	(1,506)
Treasury stock, at cost, 16,652,022 and 16,652,022 shares, respectively	(47,490)	(47,490)
Accumulated comprehensive loss	(11)	(2)
Total stockholders’ equity	10,556	11,231
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$31,405	$12,274

PROPHASE LABS, INC & SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND

OTHER COMPREHENSIVE INCOME (LOSS)

(in thousands, except per share amounts)

	For the Years Ended
	December 31, 2020	December 31, 2019
Net sales	$14,514	$9,876
Cost of sales	9,908	7,261
Gross profit	4,606	2,615

Operating expenses:
Sales and marketing	1,287	1,042
General and administration	6,671	4,480
Research and development	633	332
Total operating expenses	8,591	5,854
Gain on sale of real estate	1,892	-
Loss from operations	(2,093)	(3,239)

Interest income, net	62	133
Interest expense	(295)	-
Loss from continuing operations	(2,326)	(3,106)

Discontinued Operations:
Income (loss) from discontinued operations	201	(40)
Income (loss) from discontinued operations	201	(40)
Net loss	$(2,125)	$(3,146)

Other comprehensive loss:
Unrealized gain (loss) on marketable debt securities	(9)	22
Total comprehensive loss	$(2,134)	$(3,124)

Basic and diluted earnings (loss) per share:
Loss from continuing operations	$(0.20)	$(0.27)
Income (loss) from discontinued operations	0.02	(0.00)
Net loss per share	$(0.18)	$(0.27)

Weighted average common shares outstanding:
Basic and diluted	11,595	11,564

PROPHASE LABS, INC & SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Years Ended
	December 31, 2020	December 31, 2019
Cash flows from operating activities
Net loss	$(2,125)	$(3,146)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Realized (gain) loss on marketable debt securities	(2)	12
(Gain) loss on discontinued operations, net of taxes	(201)	40
Depreciation and amortization	449	398
Amortization of debt discount	1	-
Amortization on right-of-use assets	9	-
Lower of cost or net realizable value inventory adjustment	68	-
Consulting expense paid through reduction of secured promissory note receivable	250
Stock-based compensation expense	1,459	744
Gain on sale of real estate	(1,892)	-
Changes in operating assets and liabilities:
Accounts receivable	(1,039)	936
Inventory	(1,468)	444
Prepaid and other assets	(3,005)	(8)
Other assets	(240)	-
Accounts payable and accrued expenses	3,339	(14)
Lease liabilities	(9)	-
Other liabilities	1,814	(247)
Net cash provided by (used in) operating activities	(2,592)	(841)

Cash flows from investing activities
Issuance of secured promissory note receivable	(3,000)	-
Purchase of marketable securities	(4,560)	(3,137)
Proceeds from sale of marketable debt securities	3,840	8,908
Escrow receivable	4,812	-
Capital expenditures	(1,689)	(228)
Acquisition of Confucius Labs	(2,500)	-
Proceeds from sale of building, net	2,081	-
Net cash (used in) provided by investing activities	(1,016)	5,543

Cash flows from financing activities
Payment of dividends	-	(5,822)
Issuance costs on unsecured convertible promissory notes	(10)	-
Proceeds from unsecured convertible promissory notes	10,000	-
Net cash provided by (used in) financing activities	9,990	(5,822)

Increase (decrease) in cash and cash equivalents	6,382	(1,120)
Cash and cash equivalents, at the beginning of the year	434	1,554
Cash and cash equivalents, at the end of the year	$6,816	$434

Supplemental disclosures:
Cash paid for income taxes	$-	$103
Interest payment on the promissory ntoes	$250	$-

Supplemental disclosure of non-cash investing and financing activities:
Right-of-use assets and lease liability recorded upon adoption of ASC 842	$4,740	-
Net unrealized (loss) gain, investments in marketable debt securities	$(9)	$22